As filed with the Securities and Exchange Commission on June 26, 2001

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ANADIGICS, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                      22-2582106
--------------------------------             -----------------------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

35 Technology Drive, Warren, New Jersey                 07059
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)

                          EMPLOYEE STOCK PURCHASE PLAN
           1997 LONG-TERM INCENTIVE AND SHARE AWARD PLAN FOR EMPLOYEES
           -----------------------------------------------------------
                            (Full title of the plans)

                                  Bami Bastani
                      Chief Executive Officer and President
                                 ANADIGICS, Inc.
                               141 Mt. Bethel Road
                            Warren, New Jersey 07059
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (908) 668-5000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                             Stephen A. Greene, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

---------------------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed               Proposed
       Title of                                      Maximum               Maximum
   Securities to be           Amount to             Offering              Aggregate               Amount of
      Registered                 be                 Price Per              Offering             Registration
                             Registered               Share                 Price                    Fee
---------------------------------------------------------------------------------------------------------------

Common Stock (par               2,800,000(2)            $18.69(4)           $52,332,000           $13,083.00
     value $0.01 per
     share)(1)

                                  850,000(3)            $18.69(4)           $15,886,500            $3,971.63
                               -------------          -----------           -----------           -----------

Total:                             3,650,000                                $68,218,500           $17,054.63


---------------------------------------------------------------------------------------------------------------

(1) Includes the associated preferred stock purchase rights associated with the Common Stock under the Registrant's Shareholder Rights Agreement.

(2) Represents the maximum number of additional shares as to which options may be granted under the 1997 Long-Term Incentive and Share Award Plan for Employees (the "1997 Plan").

(3) Represents the maximum number of additional shares as to which options may be granted under the Employee Stock Purchase Plan (the "ESPP").

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1), based on an exercise price equal to the average of the high and low price per share of the Registrant's Common Stock on June 21, 2001 as reported on the Nasdaq Stock Market.

--------------------------------------------------------------------------------


     The current registration of 3,650,000 shares will increase the number of shares registered under the 1997 plan from 1,200,000 shares (subsequently adjusted to 1,800,000 shares to give effect to the three-for-two stock split on February 27, 2000) to 4,600,000 shares and the number of shares registered under the ESPP from 562,500 shares (subsequently adjusted to 843,750 shares to give effect to the three-for-two stock split on February 27, 2000) to 1,693,750 shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by ANADIGICS, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, the Registrant's Current Report on Form 8-K filed with the Commission on May 15, 2001 and the Registrant's Current Report on Form 8-K filed with the Commission on April 6, 2001.

     (3) The Registrant's Registration Statement on Form S-3 (File NO. 33-89928) filed with the Commission on July 28, 1999 (including any amendments thereto), including the description of the Registrant's common stock (the "Common Stock") par value $.01 contained therein under the caption "Description of Capital Stock."

     (4) The Registrant's Registration Statement on Form S-8 (File No. 33-32533) filed with the Commission on July 30, 1997 and the Registrant's Registration Statement on Form S-8 (File No. 33-91750) filed with the Commission on May 1, 1995.

     (5) The description of the Rights associated with the Common Stock, contained in the Registrant's Form S-3 (File No. 333-83889) filed with the Commission on July 28, 1999.

     All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision providing that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for li-ability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends as provided in Section 174 of the DGCL and (iv) any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care. The Certificate of Incorporation also provides that if Delaware law is amended to eliminate or limit further the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited, without further stockholder action.

     Section 145 of the DGCL contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Registrant, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The By-Laws of the Registrant contain such a provision requiring indemnification by the Registrant of its directors and officers to the fullest extent permitted by law, as the law may be amended from time to time.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

     3.1 Amended and Restated Certificate of Incorporation of Anadigics, Inc. (incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 33-91750) dated May 1, 1995.)

     3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Anadigics, Inc. (incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 333-32533) filed with the Commission on July 31, 1997).

     5.1  Opinion of Cahill Gordon & Reindel.*

     23.1 Consent of Ernst & Young LLP.*

     23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).*

     24.1 Power of Attorney.*

---------------

*    Filed herewith.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement to the extent that such information required to be included by clauses (i) or (ii) is not contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purposes of determining any liability under the Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey on June 26, 2001.

                                      ANADIGICS, INC.


                                      By:/s/ Bami Bastani
                                         -----------------------
                                           Bami Bastani
                                           Chief Executive Officer
                                           and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                          Title                              Date

/s/    Bami Bastani                             CEO and President;                                   June 26, 2001
---------------------------------------         Director
Bami Bastani

/s/    Thomas Shields*                          Senior Vice President and CFO;                       June 26, 2001
---------------------------------------         (Principal Financial and Accounting
Thomas Shields                                  Officer)

/s/    Ronald Rosenzweig*                       Director                                             June 26, 2001
---------------------------------------
Ronald Rosenzweig

/s/    Dennis F. Strigl*                        Director                                             June 26, 2001
---------------------------------------
Dennis F. Strigl

/s/    Paul S. Bachow*                          Director                                             June 26, 2001
---------------------------------------
Paul S. Bachow

/s/    David Fellows*                           Director                                             June 26, 2001
---------------------------------------
David Fellows

/s/    Harry T. Rein*                          Director                                             June 26, 2001
---------------------------------------
Harry T. Rein

/s/    Lewis Solomon*                          Director                                             June 26, 2001
---------------------------------------
Lewis Solomon


________________________________
*Signed by attorney-in-fact.